EXHIBIT 99.3
UNAUDITED FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

AVALON GLOBAL SOLUTIONS, INC.
UNAUDITED FINANCIAL STATEMENTS
BALANCE SHEET

As of September 30, 2011
(Unaudited)

Assets

Current assets:
Accounts receivable	$1,742.976
Unbilled accounts receivable	283.046
Prepaid expenses and other assets	319.168
Total current assets	2,345.190

Other assets	17.783
Total assets	$2,362.973

Liabilities and stockholders’ equity

Current liabilities:
Checks issued in excess of bank balances	$81.919
Accounts payable	1,568.788
Accrued expenses	24.658
Deferred revenue	364.438
Total Current liabilities	2,039.803

Stockholders’ equity
Additional paid - in capital	323.170
Total stockholders’ equity	323.170

Total liabilities and stockholders' equity	$2,362.973

The accompanying notes are an integral part of this unaudited financial information

AVALON GLOBAL SOLUTIONS, INC.
UNAUDITED FINANCIAL STATEMENTS
STATEMENT OF OPERATIONS

For the Three Months Ended September 30, 2011
(Unaudited)

Revenues, net	$2,176,923
Cost of Sales	1,696,356
Gross Profit	480,567
Operating Expenses	398,768
Income from Operations	81,799
Other Income (Expense)
Interest Income	3,820
Interest Expense	(52,500)
Other Expense	-
Total Other Expense	(48,680)

Net Income Before Provision for Income Taxes	33,119
Income Tax Expense	-
Net Income	$33,119

The accompanying notes are an integral part of this unaudited financial information

AVALON GLOBAL SOLUTIONS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1 - Organization and Nature of Operations

Organization

Avalon Global Solutions, Inc. (the “Company” or “Avalon” or “AGS”) was incorporated under the laws of the state of Florida on February 18, 2009. The Company’s corporate headquarters is located in Hampton, Virginia. The Company has an operational sales office, invoice management and processing and helpdesk centers, logistics and data storage facilities located in Virginia, California, Michigan, Tennessee and North Carolina.

Nature of Operations

The Company specializes in providing both wireline and wireless telecommunications lifecycle management services. Services are characterized as follows:

▪	Managed services - Consists of providing telecommunication device and asset management, telecommunications expense management, helpdesk services, telecom expense optimization, invoice billing, management and payment services.

▪	Asset management services – Consists of providing asset management for wireline and wireless communications. Services include wireless equipment rental, replacement and repair and wireless warranty services.

▪	Compliance services – Consists of performing permission based audits, accounts payable audits, and compliance reviews.

▪	Consulting services – Consists of performing telecommunications network assessments, contract negotiations, information security consulting services, and infrastructure consulting services.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The condensed balance sheet as of September 30, 2011 and the condensed statement of operations for the three months ended September 30, 2011 have been prepared based on the assets acquired and liabilities assumed as outlined in the Asset Purchase Agreement entered into on December 31, 2011, by and among Widepoint Corporation, Widepoint Solution Corp. (a wholly-owned subsidiary of Widepoint Corporation) and Avalon Global Solution, Inc. and certain of the shareholders of AGS. This presentation is unaudited and all significant intercompany accounts and excluded assets and liabilities were eliminated in this presentation.

AVALON GLOBAL SOLUTIONS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring use of estimates and judgment relate to revenue recognition, fair value of intangible assets recorded in connection with a business combination. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Significant Customers

Two government customers and one commercial customer comprised more than 5% of our revenues. These three customers accounted for more than 23% of our revenues for the three months ended September 30, 2011.

Due to the nature of our business and the relative size of certain contracts, which are entered into in the ordinary course of business, the loss of any single significant customer could have a material adverse effect on our results of operations.

Concentrations of Credit Risk

One government customer and one commercial customer comprised more than 5% of our accounts receivable. These two customers accounted for more than 42% of our accounts receivable at September 30, 2011.

Fair value of Financial instruments

The financial statements include financial instruments for which the fair market value may differ from amounts reflected on a historical basis. The Company’s financial instruments include cash equivalents and accounts receivable. The carrying values of cash equivalents, accounts receivable and accounts payable approximate their fair value because of the short maturity of these instruments and past evidence that these instruments settle for their carrying value. The carrying amounts of the Company’s bank borrowings under its credit facility approximate fair value because the interest rates are reset periodically to reflect current market rates.

Cash and Cash Equivalents

The Company maintains interest-bearing cash deposits and short-term overnight investments with a large financial institution. The Company considers all highly liquid investments with original maturities of three months or less are considered to be cash equivalents for purposes of these financial statements.

AVALON GLOBAL SOLUTIONS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Accounts Receivable

The Company's accounts receivable is due from federal and state governments and established publicly-traded and private sector companies in the following industries: broadcasting and communications, consumer retail, manufacturing, healthcare, and financial services. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are usually due within 45 to 60 days and are stated at amounts due from customers net of an allowance for doubtful accounts if deemed necessary. Customer account balances outstanding longer than the contractual payment terms are reviewed for collectability and after 90 days are considered past due unless arrangements were made at the time of the transaction that specified different payment terms.

The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Upon specific review and our determination that a bad debt reserve may be required, we will reserve such amount if we view the account as potentially uncollectable.

Unbilled Accounts Receivable

Unbilled accounts receivable consists of consulting services provided and invoice billing and payment services performed near the period-end but not billed until the following period or not billable until certain contractually agreed upon billing milestones are met, if applicable.

Software Development Costs

The Company capitalizes costs related to software and implementation in connection with its telecommunications expense management software application Clarity and its helpdesk software application Foresight. For software development costs (or “internally developed intangible assets”) related to software products for sale, lease or otherwise marketed, significant development costs are capitalized from the point of demonstrated technological feasibility until the point in time that the product is available for general release to customers. Once the product is available for general release, capitalized costs are amortized based on units sold, or on a straight-line basis over a four-year period or such other such shorter period as may be required.

AVALON GLOBAL SOLUTIONS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Advance Billings and Customer Payments

Deferred revenue arises from advanced customer billings as permitted under contractual arrangements or from advance payments from customers for telecommunication expense managed services. Certain federal and state governments and their agencies may pay for services and/or devices in advance. These advance payments are recorded as deferred revenue and recognized as services are performed and/or goods delivered. Our revenue recognition policy is below under the caption “revenue recognition”.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered, the contract price is fixed or determinable and collectability is reasonably assured. The Company has a standard internal process that is used to determine whether all required criteria for revenue recognition have been met. Revenue is recognized as follows for the following services:

▪	Managed services – User access and device management services are delivered on a monthly basis and recognized as revenue based on fixed price per device. Management service charges include a service handling charge based on a percentage of services billed. Initial customer portal implementation fees are deferred and amortized ratably over the estimated customer life which ranges from 36 to 48 months. Invoice billing and payment services are performed on monthly basis. Revenue and related costs are recognized on a net basis as we do not have discretion in choosing providers, rate plans, and devices in providing the services to our customers. Certain federal and state governments and their agencies may pay for services and/or devices in advance. These advance payments are recorded as deferred revenue and recognized as services are performed and/or devices delivered.

▪	Asset management services – Equipment sales, rental, replacement and repair and wireless warranty services are delivered on a monthly basis. Revenue is recognized on the sale of telecommunications devices upon receipt of inventory and bills for services at cost plus applicable contractual administrative handling and shipping fees earned. Equipment rental, replacement and repair services are recognized as revenue based on a fixed price per device. Nonrefundable early termination fees are recognized when termination is known.

▪	Compliance services – Consists of performing permission based audits, accounts payable audits, and compliance reviews. Revenue is recognized to the extent of billable rates times hours delivered plus material and other reimbursable costs incurred to deliver consulting services.

AVALON GLOBAL SOLUTIONS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

▪	Consulting services – Consists of performing telecommunications network assessments, contract negotiations, information security consulting services, and infrastructure consulting services. Revenue is recognized on certain contingency-based consulting arrangements to the extent expected savings are realized and the customer signs-off on our value billing.

Income Taxes

The Company accounts for income taxes in accordance with authoritative guidance which requires that deferred tax assets and liabilities be computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. The guidance requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company recognizes the impact of an uncertain tax position taken or expected to be taken on an income tax return in the financial statements at the amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized in the financial statements unless it is more likely than not of being sustained upon audit by the relevant taxing authority.

The Company was recently formed and has not yet filed its federal or state income tax returns and expects to its fiscal 2011 tax return in fiscal 2012. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three years from the filing of a tax return.

Note 3 – Commitment and Contingencies

Lease Commitments

The Company has entered into leasing arrangements with unrelated entities for its corporate executive and administrative offices, sales office, call centers, satellite office for consultants and a secured data facility. These leases provide that the Company pay taxes, maintenance, insurance and other expenses as periodically determined by the landlord. Lease rates are generally increased annually by fixed amounts, subject to certain maximum amounts defined within individual agreements. Future minimum payments by year required under lease obligations consist of the following for fiscal years ending September 30:

2012	$279,709
2013	268,476
2014	213,889
2015	110,879
2016	69,569
Total	$942,521

Note 3 – Commitment and Contingencies (continued)

Employment Agreements

The Company has six employment and non-disclosure agreements with certain key senior executives that set forth compensation levels and provide for termination severance payments and continuation of benefits in certain instances.